UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 9, 2006

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16354	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway
Lincoln, Rhode Island 02865
 (Address of principal executive offices, including zip code)

(401) 333-0610
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 23, 2005, MultiCell Technologies, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Gerard A. Wills. Pursuant to the Agreement, effective January 9, 2006, Mr. Wills will be appointed the Company's new Chief Financial Officer. A brief description of the terms and conditions of the Agreement is contained in Item 5.02 below (which description is incorporated into this Item 1.01 by reference) and the Agreement is attached hereto as Exhibit 10.1.

Item 1.02.  Termination of a Material Definitive Agreement.

On January 9, 2006, in connection with the hiring of Mr. Wills, the employment letter dated July 9, 2004 between the Company and Janice DiPietro was terminated. Prior to the appointment of Mr. Wills, Ms. DiPietro was the Company's Chief Financial Officer.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The employment of Janice DiPietro, Chief Financial Officer of the Company, was terminated effective as of January 9, 2006.

Effective January 9, 2006, Gerard A. Wills was appointed the Company's Chief Financial Officer. Prior to joining the Company, Mr. Wills, age 48, was Chief Financial Officer for Immusol, Inc., a private drug development company, from 2004 to January 2006. From 2001 to 2003, Mr. Wills was Vice President, Finance and Chief Financial Officer for Nanogen, Inc., a healthcare molecular diagnostics company. From 1999 to 2001 Mr. Wills was Vice President, Finance and Chief Financial Officer of Trega Biosciences, Inc., a provider of products that accelerate and improve drug discovery. Mr. Wills earned a Bachelor of Business Administration, Accountancy from the University of Notre Dame.

The Company entered into the Agreement with Mr. Wills pursuant to which, among other things, Mr. Wills will be an "at-will" employee. Mr. Wills will be paid an annual base salary of $230,000 and is eligible to participate in the Company's discretionary bonus plan based on individual and Company performance. In addition, if (a) Mr. Wills' employment is terminated for any reason, other than for cause (as defined in the Agreement), and (b) Mr. Wills executes the Company's form of separation and release agreement, then Mr. Wills will receive severance pay of up to six (6) months of his current base salary, less standard deductions and withholdings after the first year of employment, and on a prorated basis over the first year of the agreement. Subject to approval by the Company's Board of Directors, Mr. Wills will be granted, pursuant to the Company's 2004 Equity Incentive Plan, an option to purchase a minimum of 300,000 shares of the Company's Common Stock at an exercise price per share equal to the closing price of the Company's Common Stock on the date of such grant. One-thirty-sixth (1/36th) of the shares subject to any option will vest on a monthly basis from the commencement of employment with the Company and the option shall expire in five years, subject to Mr. Wills' continued employment with the Company on any such date.

On January 9, 2006, the Company issued a press release announcing the appointment of Gerard A. Wills as the Company's new Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release and the information therein are being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

          (c)  Exhibits

                    10.1      Employment Offer Letter, dated December 23, 2005, between the Company and Gerard A. Wills.

                    99.1      Press release, dated January 9, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin

W. Gerald Newmin Chief Executive Officer

Date: January 9, 2006